     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2000

                                                REGISTRATION NO. 333-
===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20552

                                 -------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                 -------------

                        ENCOMPASS SERVICES CORPORATION
            (Exact name of registrant as specified in its charter)

                TEXAS                                            76-0535259
   (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)

     3 GREENWAY PLAZA, SUITE 2000                                   77046
           HOUSTON, TEXAS                                        (ZIP CODE)
(Address of Principal Executive Offices)

                        ENCOMPASS SERVICES CORPORATION
                            2000 STOCK AWARDS PLAN
                             (Full title of plan)

                                 GRAY H. MUZZY
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         3 GREENWAY PLAZA, SUITE 2000
                             HOUSTON, TEXAS 77046
                    (Name and address of agent for service)

                                (713) 860-0100
         (Telephone number, including area code, of agent for service)

                                 -------------


                        CALCULATION OF REGISTRATION FEE
===============================================================================
                                                Proposed
Title of Securities       Amount to be      Maximum Aggregate      Amount of
 to be Registered          Registered        Offering Price     Registration Fee
--------------------------------------------------------------------------------
Common Stock,
$.001 par value (1)... 2,500,000 shares (2)  $13,125,000 (3)       $3,465 (3)
===============================================================================

(1) This Registration Statement covers the solicitation of offers to buy shares of Common Stock, $.001 par value (the "Common Stock"), of Encompass Services Corporation which may be directed to participants in the 2000 Stock Awards Plan.
(2) Pursuant to Rule 416(a), this Registration Statement also registers such indeterminate number of additional shares of Common Stock issuable in connection with stock splits, share dividends or similar transactions.
(3) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the registration fee based on the average of the high and low prices for the Common Stock on the New York Stock Exchange on April 17, 2000 ($5.25 per share).

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The documents containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1) ((S) 230.428(b)(1)). Such documents need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424 ((S) 230.424). These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Securities Act.  See Rule 428(a)(1) ((S) 230.428(a)(1)).

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     1. The following documents, or portions of documents, previously filed by Encompass Services Corporation (the "Company") with the Securities and Exchange Commission (the "Commission") are hereby incorporated herein by reference:

     (a) (i)  Annual Report on Form 10-K for the year ended December 31, 1999;
              and

         (ii) Current Reports on Form 8-K dated January 20, 2000; February 2, 2000; and February 25, 2000 and on Form 8-K/A dated April 17, 2000.

     (b) The description of the Company's Common Stock, $.001 par value, contained in the Registration Statement on Form 8-A dated November 4, 1997.

     2. All reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.


     Not Applicable


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 2.02-1.B of the Texas Business Corporation Act, as amended (the "TBCA"), grants to a corporation the power to indemnify a person who was, is or is threatened to be made a named defendant or respondent in a proceeding because the person is or was a director against judgments, penalties (including excise and similar taxes), fines, settlements and reasonable expenses actually incurred in connection therewith, only if it is determined that the person (1) conducted himself in good faith; (2) reasonably believed that (a) in the case of conduct in his official capacity as a director of the corporation, his conduct was in the corporation's best interests, and (b) in all other cases, his conduct was at least not opposed to the corporation's best interest; and (3) in the case of any criminal proceeding, he had no reasonable cause to believe that his conduct was unlawful. Article 2.02-1.C limits the allowable indemnification by providing that, except to the extent permitted by Article 2.02-1.E, a director may not be indemnified in respect of a proceeding in which the person was found liable (1) on the basis that he improperly received a personal benefit, whether or not the benefit resulted from an action taken in his official capacity, or (2) to the corporation. Article 2.02-1.E provides that if a director is found liable to the corporation or is found liable on the basis that he improperly received a personal benefit, the permissible indemnification (1) is limited to reasonable expenses actually incurred by the person in connection with the proceeding, and
(2) shall not be made in respect of any proceeding in which the person shall have been found liable for willful or intentional misconduct in the performance of his duty to the corporation. Finally, Article 2.02-1.H provides that a corporation shall indemnify a director against reasonable expenses incurred by him in connection with a proceeding in which he is a named defendant or respondent because he is or was a director if he has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

     With respect to the officers of a corporation, Article 2.02-1.O of the TBCA provides that a corporation may indemnify and advance expenses to an officer of the corporation to the same extent that it may indemnify and advance expenses to directors under Article 2.02-1. Further, Article 2.01-1.O provides that an officer of a corporation shall be indemnified as, and to the same extent, provided by Article 2.02-1.H for a director.

     The Amended and Restated Certificate of Incorporation of the Company (the "Certificate") provides that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that would lead to such action, suit or proceeding (hereinafter a

"proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Company to the fullest extent authorized by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior thereto), against all judgments, fines, penalties (including excise tax and similar taxes), settlements, and reasonable expenses actually incurred by such indemnitee in connection therewith. The right to indemnification conferred in this Article shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that if the TBCA requires, and advancement of expenses incurred by an indemnitee shall be made only upon delivery to the Company of any undertaking, by or on behalf of such indemnitee, to repay all amount so advanced if it shall ultimately be determined by that such indemnitee is not entitled to be indemnified for such expenses under this Article or otherwise.

     The Certificate also provides, to the greatest extent permitted by applicable law in effect from time to time, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director except for liability for: (i) a breach of a director's duty of loyalty to the Company or its shareholders;
(ii) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or that involved intentional misconduct or a knowing violation of the law; (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; (iv) an act or omission for which the liability of a director is expressly provided for by statute; or (v) an act related to any unlawful stock repurchase or unlawful payment of a dividend.

     The Certificate provides that the Company may purchase and maintain insurance, at its expense, on behalf of any indemnitee against any liability asserted against him and incurred by him in such a capacity or arising out of his status as a representative of the Company, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the TBCA.

     The Company has entered into employment agreements with its executive officers pursuant to which the Company is generally obligated to indemnify such officers to the full extent permitted by the TBCA as described above.

     The Company has purchased liability insurance policies covering the directors and officers of the Company, including to provide protection where the Company cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable

ITEM 8.  EXHIBITS.

     5.1 Opinion of Randolph W. Bryant, General Counsel.

     23.1  Consent of KPMG LLP.

     23.2  Consent of PricewaterhouseCoopers LLP.

     23.3  Consent of Frazier & Deeter, LLC.

     23.4  Consent of Schenck & Associates SC.

     23.5 Consent of Randolph W. Bryant (included in his opinion filed as Exhibit 5.1).

     24.1  Powers of Attorney.

     99.1  2000 Stock Awards Plan.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement;

     (i) To include any prospectus required by Section 10(a)(3) of the Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 17, 2000.

                                    ENCOMPASS SERVICES CORPORATION


                                    By:   /s/ J. Patrick Millinor, Jr.
                                        ---------------------------------
                                             J. Patrick Millinor, Jr.
                                             Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment thereto has been signed by the following persons in the indicated capacities on April 17, 2000.

         Signature                                   Title


/s/J. Patrick Millinor, Jr.             Director and Chairman of the Board
---------------------------
J. Patrick Millinor, Jr.

/s/Joseph M. Ivey              Director, President and Chief Executive Officer
---------------------------                (principal executive officer)
Joseph M. Ivey

/s/Darren B. Miller            Senior Vice President and Chief Financial Officer
---------------------------                (principal financial officer)
Darren B. Miller

/s/Daniel W. Kipp              Vice President, Treasurer and Chief Information
---------------------------                            Officer
Daniel W. Kipp                             (principal accounting officer)

        /s/Andrew Africk*                                Director
----------------------------------
           Andrew Africk


      /s/Vincent W. Eades*                               Director
----------------------------------
         Vincent W. Eades


      /s/Michael Gross*                                  Director
----------------------------------
         Michael Gross


    /s/William P. Love, Jr.*                             Director
----------------------------------
       William P. Love, Jr.


       /s/Donald L. Luke*                   Director, Executive Vice President
----------------------------------             and Chief Operating Officer
          Donald L. Luke


     /s/Lucian L. Morrison*                              Director
----------------------------------
        Lucian L. Morrison

       /s/Brooks Newmark*                                Director
----------------------------------
          Brooks Newmark

        /s/M. Jude Reyes*                                Director
----------------------------------
           M. Jude Reyes

       /s/John M. Sullivan*                              Director
----------------------------------
          John M. Sullivan

*By:    Randolph W. Bryant
     ----------------------------------
         Randolph W. Bryant
(Attorney-in-Fact for persons indicated)